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                                                                   EXHIBIT 10.12



                              NEWPORT CORPORATION

                      FIRST AMENDMENT TO CREDIT AGREEMENT


ABN AMRO Bank N.V., Los Angeles International
 Branch
Los Angeles, California

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of December 20, 1995 (the "Credit Agreement") between the undersigned, Newport Corporation, a Nevada corporation (the "Company") and you (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested that the Bank increase the amount of the Revolving Credit under the Credit Agreement from $15,000,000 to $20,000,000, extend the maturity date of the Revolving Credit under the Credit Agreement and make certain other amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

1.   Amendments.

     Upon your acceptance hereof in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

     (a) Sections 1.1 and 1.2 of the Credit Agreement shall each be amended by deleting the amount "$15,000,000" appearing therein and by substituting therefor the amount "$20,000,000".

     (b) The first sentence of Section 2.1(b) of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:
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          "The Domestic Rate Portion shall bear interest at the rate per annum equal to the Domestic Rate as in effect from time to time, provided that if the Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time."

     (c) The first sentence of Section 2.1(c) of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

          "Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding 1% to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion after default."

     (d) Section 3.1(b) of the Credit Agreement shall be amended by deleting "3/8 of 1%" appearing therein and by substituting therefor "1/4 of 1%" and shall be further amended by deleting the word "Commitment" contained in the fourth line thereof and by substituting "the lesser of (i) the Borrowing Base or (ii) the Commitment" therefor.

     (e) Section 3.1(c) of the Credit Agreement shall be amended by deleting "1.50%" appearing therein and by substituting therefor "1.00%".

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     (f)  Section 6.4 of the Credit Agreement shall be amended by adding the phrase "or guarantee requirements in connection with Permitted Indebtedness of the Company or its Subsidiaries hereunder" after the word "requirements" appearing in the fifth line of such Section.

     (g) Section 8.15 of the Credit Agreement shall be amended by deleting subpart (iv) of subsection (g) thereof, by deleting the period appearing at the end of subsection (i) thereof and replacing such period with "; and", and by adding a new subsection (j) thereto which reads as follows:

          "(j) investments in addition to those otherwise permitted under this Section 8.15 of a type described on Exhibit G hereto which bear the equivalent of at least A-1 or AA by Standard & Poor's Corporation and mature within one year."

     (h) Section 8.16 of the Credit Agreement shall be amended by deleting the phrase "5% of its tangible assets" appearing therein and by substituting therefor "10% of the Company's tangible assets".

     (i) Section 8.17 shall be amended by adding the phrase "except to another Subsidiary" immediately preceding the semicolon appearing in the third line of such Section.

     (j) Section 8.23 shall be amended by deleting the phrase "form or" appearing in such Section.

     (k) Section 9.1(a) shall be amended in its entirety and as so amended shall read as follows:

          "(a) default in the payment of any principal of any Obligation or any principal of any other indebtedness or obligation (whether direct, contingent or otherwise) of the Company owing to the Bank when due, whether at the stated maturity thereof or at any time provided for in this Agreement or default for a period of ten (10) days in the payment when due of any interest or other Obligation payable

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     by the Company hereunder or under any other Loan Document (whether at the stated maturity thereof or at any other time provided for in this Agreement) or default for a period of ten (10) days in the payment when due of any interest or other amount payable in respect of any other indebtedness or obligation (whether direct, contingent or otherwise) of the Company owing to the Bank; or"

     (l) The introductory language in Section 9.1 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

          "Any one or more of the following (unless waived in writing by the Bank) shall constitute an "Event of Default" hereunder:"

     (m) Section 9.1(i) of the Credit Agreement shall be amended by deleting "Subsidiary" therein and by substituting therefor "Restricted Subsidiary".

     (n) Exhibit A to the Credit Agreement shall be amended in its entirety and as so amended shall read as set forth on Exhibit A attached hereto and made a part hereof.

     (o) The Credit Agreement shall be amended by adding a new Exhibit G thereto which reads as set forth on Exhibit G hereto.

     (p) All references in the Credit Agreement to "Note" shall be deemed references to the replacement Revolving Credit Note of the Company issued pursuant to Section 2(a) of this Amendment.

2.   Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Company and the Bank shall have executed and delivered this Amendment and the Bank shall have received a duly executed replacement Revolving Credit Note in the form of Exhibit A to the Credit Agreement as amended hereby.

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          (b)  The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

          (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel; and the Bank shall have received the favorable written opinion of counsel for the Company in form and substance satisfactory to the Bank and its counsel.

3.   Representations.

     In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.   Miscellaneous.

     (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     (b) The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the

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negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

     (c) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of California.

     Dated as of October 31, 1996.


                                        Newport Corporation


                                        By
                                             Its_______________________________

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     Accepted and agreed to in Los Angeles, California as of the date and year last above written.


                                        ABN AMRO Bank N.V., Los
                                             Angeles International Branch

                                        By   ABN AMRO North America, Inc.,
                                             its Agent


                                             By
                                                  Its__________________________


                                             By
                                                  Its__________________________

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                                   EXHIBIT A


                              NEWPORT CORPORATION
                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois

$20,000,000                                                     October 31, 1996

     On the Termination Date, for value received, the undersigned, Newport Corporation, a Nevada corporation (the "Company"), hereby promises to pay to the order of ABN AMRO Bank N.V. (the "Bank") at its office at 300 South Grand Avenue, Los Angeles, California, the principal sum of (i) Twenty Million and no/100 Dollars ($20,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences Loans made and to be made to the Company by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of December 20, 1995 as amended between the Company and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Company hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note

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prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     This Note is issued in substitution and replacement for that certain Revolving Credit Note of the Company dated December 20, 1995 payable to the order of the Bank and heretofore issued by the Company pursuant to the Credit Agreement.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                        Newport Corporation

                                        By:_________________________________

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                                                    Name:_______________________
                                                    Title:______________________

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                                   EXHIBIT G



U.S. TREASURY SECURITIES - Obligations of the U.S. government. Bills have a maturity of one year or less and are sold on a discount basis. Notes have maturities of one to seven years and bonds have longer maturities; both are interest-bearing.

U.S. GOVERNMENT AGENCY SECURITIES - Obligations of the U.S. government agencies or departments - some owned by the federal government, some sponsored by it but privately held.

DOMESTIC OR EURODOLLAR CERTIFICATES OR DEPOSITS - U.S. dollar deposits or certificates of deposit, held domestically or overseas from one day to five years.

BANKERS ACCEPTANCES - Time drafts sold on a discount basis with a maturity of six months or less, with a bank accepting primary responsibility for paying the draft whether or not the customer has repaid the bank.

MONEY MARKET FUNDS - Daily funds invested in a portfolio of short-term instruments, with special funds developed for corporate use.

COMMERCIAL PAPER - Company short-term unsecured promissory notes with a fixed maturity, sold on a discount basis from one to 270 days.

MUNICIPAL GOVERNMENT NOTES AND BONDS - Securities issued by a state or local government, usually tax-exempt.

FLOATING RATE MUNICIPAL NOTES AND BONDS - Variable rate long term municipal bonds which may be "put back" to the issuer at par plus accrued interest at frequent intervals.

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MUNICIPAL AUCTION RATE PREFERRED STOCK - Mutual funds based on a diversified portfolio of municipal bonds, by law backed by assets equal to at least 200% of face value, and bearing interest at auction set rates in frequent intervals.

TAXABLE MUNICIPAL AUCTION RATE NOTES - Notes issued by non-profit corporations which have bear interest at auction set rates on a taxable basis.

CORPORATE NOTES - Corporate unsecured promissory notes with a fixed maturity from nine months to 15 years.

CORPORATE AUCTION RATE PREFERRED STOCK - Corporate perpetual preferred stock with a floating-rate dividend eligible for the 70% intercorporate dividend received deduction. The dividend pricing mechanism ensures that the stock will trade at par on auction dates.

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